UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2017

Emerson Electric Co.
 (Exact name of registrant as specified in its charter)

Missouri	1-278	43-0259330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 West Florissant Avenue, St. Louis, Missouri 63136
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (314) 553-2000

Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2017, the Board of Directors (the “Board”) of Emerson Electric Co. (the “Company”) adopted amendments to the Company’s Bylaws (“Bylaws”), effective on that date. The amended Bylaws, and a copy of the amended Bylaws marked to show changes from the prior Bylaws dated October 4, 2016, are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Article III, Section 19 has been added to the Bylaws to permit a holder (or a group of not more than 20 holders) of at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in the Bylaws, including by providing the Company with advance notice of the nomination. Proxy access will first be available in connection with the Company’s 2018 annual meeting of shareholders.

The Bylaws were also amended to (i) update the advance notice requirements that apply to shareholder proposals and nominations outside the proxy access process, (ii) add provisions governing the presentation of proposals at, and the conduct of, shareholder meetings, (iii) clarify the Board’s authority to interpret the Bylaws and (iv) make certain related administrative or conforming changes.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as amended.

Item 8.01	Other Events.

The Company intends to submit two matters to a shareholder vote at its 2018 Annual Meeting of Stockholders.

The first item is a proposed amendment to the Company’s Articles of Incorporation that would provide shareholders with the right to amend the Company’s Bylaws.

The second item is a non-binding advisory vote to ratify the amendments to the Company’s Bylaws made by the Board on August 2, 2016 and disclosed in a Form 8-K filed by the Company on August 4, 2016.  These amendments provide that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for specified legal actions generally will be the United States District Court for the Eastern District of Missouri, or, in some cases the Circuit Court located in St. Louis County, Missouri or other Missouri courts.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibits

3.1	Bylaws of Emerson Electric Co., as amended through August 1, 2017.

3.2	Bylaws of Emerson Electric Co., as amended through August 1, 2017, marked to show changes from prior Bylaws as amended through October 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2017	EMERSON ELECTRIC CO.

	By:	/s/ John G. Shively
John G. Shively
Vice President, Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

3.1	Bylaws of Emerson Electric Co., as amended through August 1, 2017.

3.2	Bylaws of Emerson Electric Co., as amended through August 1, 2017, marked to show changes from prior Bylaws as amended through October 4, 2016.